Exhibit 4



              SECOND AMENDMENT TO POST-PETITION CREDIT AGREEMENT

                  This Second Amendment to Post-Petition Credit Agreement (this "Agreement") is entered into this 20th day of September, 2004 by and among OWENS CORNING, a Delaware corporation (the "Company"), as Borrower Representative on behalf of the Borrowers under the Credit Agreement (as defined below), BANK OF AMERICA, N.A., as the Agent under the Credit Agreement (as defined below), and the Old Lenders (as defined below) and New Lenders (as defined below) signatory hereto.

                             W I T N E S S E T H:

                  WHEREAS, the Borrowers, the Agent and the Lenders are parties to that certain Post-Petition Credit Agreement dated as of December 8, 2000 (as heretofore amended by that certain First Amendment to Post-Petition Credit Agreement dated as of October 31, 2002, the "Credit Agreement");

                  WHEREAS, the Borrowers have requested that the Agent and the Lenders amend the Credit Agreement to, among other things as expressly identified in this Agreement, extend the Stated Termination Date from November 15, 2004 to November 15, 2006, upon the terms and subject to the conditions set forth herein.

                  NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and in the Credit Agreement, the parties agree as follows:

                  Section 1 Definitions. Capitalized terms used herein without definition and defined in the Credit Agreement and Annex A to the Credit Agreement are used herein as defined therein.

                  Section 2 Amendments to Credit Agreement. Subject to the effectiveness of this Agreement pursuant to Section 4 hereof, the Credit Agreement is hereby amended as follows:

                  2.1 New Agents. Merrill Lynch Bank USA and Deutsche Bank Securities, Inc. are hereby appointed co-documentation agents and Citigroup Global Markets, Inc. ("CGMI") and Bank of America, N.A. are hereby appointed joint arrangers and CGMI is hereby appointed syndication agent. Bank of America, N.A. will remain the Agent.

                  2.2 Section 1.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                       Bank Products. Any Borrower may request and the Bank or any other Lender may, in its sole and absolute discretion, arrange for any Borrower to obtain from the Bank or such other Lender or the Bank's or such other Lender's Affiliates Bank Products although no Borrower is required to do so. If Bank Products are provided by an Affiliate of the Bank or any Lender, the Borrowers jointly and severally agree to indemnify and hold the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Bank or any of the Lenders which arise from any indemnity given by the Bank or any Lender to its respective Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Borrower's rights, with respect to the Bank or any Lender or their respective Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and the Bank or any other Lender which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Bank or any other Lender or the Bank's or any other Lender's Affiliates (a) is in the sole and absolute discretion of the Bank or such Lender or the Bank's or such Lender's Affiliates, and (b) is subject to all rules and regulations of the Bank or such Lender or the Bank's or such Lender's Affiliates.

                  2.3 Section 2.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                       2.5 Unused Line Fee. On the first Business Day of each month (or, if later, on the first Business Day following notification by the Agent to the Borrower Representative of the amount owing hereunder on such date) and on the Termination Date, the Borrowers jointly and severally agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to the Applicable Unused Line Fee Margin per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the Bank Products Reserve, the average daily outstanding principal amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

                  2.4 Section 5.2 of the Credit Agreement is hereby amended by deleting clause (k)(ii) thereof and replacing it with the following:

                       (ii) thereafter, within fifteen (15) Business Days after the end of each fiscal quarter, a Borrowing Base Certificate as of the last day of such fiscal quarter; provided, however, if the Borrowers cease to have in excess of $200,000,000 of unrestricted cash, any Revolving Loans are outstanding or an Event of Default has occurred and is continuing, thereafter, within fifteen (15) Business Days after the end of each month, a Borrowing Base Certificate as of the last day of such month.

                  2.5 Section 7.4 of the Credit Agreement is hereby amended by deleting clause (b) thereof and replacing it with the following:

                       (b) Unless the Borrowers have in excess of $200,000,000 of unrestricted cash, no Revolving Loans are outstanding and no Event of Default has occurred and is continuing, each Borrower shall permit representatives and independent contractors of the Agent (at the expense of the Borrowers not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make abstracts therefrom or copies (to the extent reasonably required by the Agent) and to discuss its affairs, finances and accounts with its officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrower Representative. The Borrower Representative may elect to have officers or other management employees accompany the Agent or any representative of Agent on such inspections and/or be present for such discussions.

                  2.6 Section 8.2 of the Credit Agreement is hereby amended by deleting clause (d) thereof in its entirety and replacing it with the following:

                       (d) None of the Bankruptcy Cases shall have been dismissed or converted to chapter 7 of the Bankruptcy Code, no Borrower shall have filed an application for an order dismissing its or any other Borrower's Bankruptcy Case or converting its or any other Borrower's Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code, and no trustee under chapter 7 or chapter 11 of the Bankruptcy Code shall have been appointed in any of the Bankruptcy Cases (except for a trustee with the sole power to investigate and/or pursue avoidance actions on behalf of the Borrowers under chapter 5 of the Bankruptcy Code).

                  2.7 Section 10.1 of the Credit Agreement is hereby amended by deleting the phrase "Section 14(g)" and replacing it with "Section 1.4(g)."

                  2.8 Section 11.1 of the Credit Agreement is hereby amended by deleting the word "or" from the end of clause (a)(vii) thereof, adding the word "or" to the end of clause (a)(viii) thereof and adding the following clause (a)(ix) thereto after the end of clause (a)(viii) thereof:

                           (ix) consent to new Liens (other than Permitted
                  Liens) and/or claims with priority in payment over the Obligations (other than the Carve Out) in excess of $200,000,000 in the aggregate or change the definition of "Permitted Liens;"

                  2.9 Section 12.11 is hereby deleted in its entirety and replaced with the following:

                       No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Syndication Agent, the Arrangers or the Documentation Agents listed herein or on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the Letter of Credit issuer hereunder.

                  2.10 Section 13.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                       Fees and Expenses. The Borrowers, jointly and severally, agree to pay to the Agent, for its benefit, on demand, all reasonable costs and out-of-pocket expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) reasonable costs and expenses of lien and title searches; (d) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that any Borrower fails to pay or take; (e) reasonable costs of inspections, and verifications of the Borrowers' properties and assets, including travel, lodging, and meals for inspections of the Borrowers' properties and assets and the Borrowers' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (f) reasonable costs and out-of-pocket expenses of forwarding loan proceeds and collecting checks and other items of payment; and (g) reasonable costs and expenses (including Attorneys' Costs) paid or incurred to obtain payment of the Obligations and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). In addition to the foregoing, the Borrowers, jointly and severally, agree to pay to each Lender, for its respective benefit, all Attorney's Costs incurred by such Lender in connection with the administration, enforcement and termination of this Agreement or any of the other Loan Documents after a conversion of any of the Borrowers' chapter 11 cases to a chapter 7 case. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be payable on the third Business Day following notification by the Agent to the Borrower of the amount thereof and may be charged to the Borrowers' Loan Account as Revolving Loans as described in Section 3.7 if not paid on or before 12:00 noon (Chicago, Illinois time) on such date.

                  2.11 Section 13.8 of the Credit Agreement is hereby amended by deleting the address for Bank of America, N.A. and replacing it with the following:

                   Bank of America, N.A.
                   One South Wacker Street
                   Chicago, Illinois 60606
                   Attention: Loan Administration Manager
                   Telecopy No.: (312) 332-6537

                  2.12 Annex A to the Credit Agreement is hereby amended by deleting the definition of "Applicable Margin" in its entirety and replacing it with the following:

                  "Applicable Margin" means

                  (i) with respect to Base Rate Loans and all other Obligations (other than LIBOR Rate Loans), 0%; and

                  (ii) with respect to LIBOR Rate Loans, .75%.

                  The Applicable Margins with respect to LIBOR Rate Loans shall be adjusted (up or down) prospectively on the first day of each calendar month, based upon the Average Daily Outstanding Exposure during the immediately preceding calendar month, as calculated by the Agent. Adjustments in Applicable Margins shall be determined by reference to the following grid:

------------------------------------------------ ------------------------------
Average Daily                                     Level of
Outstanding Exposure                              Applicable Margins:
------------------------------------------------ ------------------------------
>$200,000,000                                     1.25%
------------------------------------------------ ------------------------------
>$125,000,000, but < $200,000,000                 1.00%
                   -
------------------------------------------------ ------------------------------
<$125,000,000                                     .75%
-
------------------------------------------------ ------------------------------

                  2.13 Annex A to the Credit Agreement is hereby amended by adding the following new definition of "Applicable Unused Line Fee Margin" in proper alphabetical order:

                  "Applicable Unused Line Fee Margin" means 0.375% (subject to the following adjustment, as and when applicable):

                       The Applicable Unused Line Fee Margin shall be adjusted (up or down) prospectively on the first day of each calendar month, based upon the Average Daily Outstanding Exposure during the immediately preceding calendar month, as calculated by the Agent. Adjustments in the Applicable Unused Line Fee Margin shall be determined by reference to the following grid:

------------------------------------------------- -----------------------------
Average Daily                                      Level of
Outstanding Exposure                               Applicable Margin:
------------------------------------------------- -----------------------------
>$200,000,000                                          0.15%
------------------------------------------------- -----------------------------
>$125,000,000, but < $200,000,000                      0.25%
                   -
------------------------------------------------- -----------------------------
<$125,000,000                                          0.375%
-
------------------------------------------------- -----------------------------

                  2.14 Annex A to the Credit Agreement is hereby amended by deleting the definition of "Attorney Costs" in its entirety and replacing it with the following:

                       "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent (and after a conversion of any of the Borrowers' chapter 11 cases to a chapter 7 case, all reasonable fees, expenses and disbursements subsequently incurred by any law firm or other counsel engaged by each Lender), excluding allocated costs and expenses of internal legal services of the Agent or any Lender.

                  2.15 Annex A to the Credit Agreement is hereby amended by deleting the definition of "Availability" in its entirety and replacing it with the following:

                       "Availability" means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base as reflected in the most recent Borrowing Base Certificate delivered to the Agent pursuant to this Agreement (as such amount may be reduced by Reserves established by the Agent following the date of such Borrowing Base Certificate) minus (b) the sum of the Aggregate Revolver Outstandings and the Bank Products Reserve.

                  2.16 Annex A to the Credit Agreement is hereby amended by deleting the definition of "Average Daily Outstanding Exposure" in its entirety and replacing it with the following:

                       "Average Daily Outstanding Exposure" means for any period, an amount equal to the average daily Aggregate Revolver Outstandings (excluding any Pending Revolving Loans) during such period plus the average daily Bank Products Reserve during such period.

                  2.17 Annex A to the Credit Agreement is hereby amended by deleting the definition of "Bank Products" in its entirety and replacing it with the following:

                       "Bank Products" means any one or more of the following types of services or facilities extended to any Borrower by the Bank or any other Lender or any affiliate thereof in reliance on the Bank's or any other Lender's agreement to indemnify such affiliate:
          (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

                  2.18 Annex A to the Credit Agreement is hereby amended by deleting the definition of "Bank Products Reserve" in its entirety and replacing it with the following:

                       "Bank Product Reserve" means at any time during any month, the total dollar amount of reserves for Bank Products then provided or outstanding between any of the Borrowers and the Lenders (or their respective Affiliates) as of the last Business Day of the preceding month reported to the Agent by the Lenders (or, with respect to Bank Products provided by the Agent or its Affiliates, set by the Agent); provided, however, that until such time as any Lender reports, the Bank Products reserve amount for that Lender shall be the last amount reported to the Agent by that Lender.

                  2.19 Annex A to the Credit Agreement is hereby amended by deleting the definition of "Borrowing Base" in its entirety and replacing it with the following:

                       "Borrowing Base" means, at any time, an amount equal to
          (a) the sum of (A) up to eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (B) up to sixty percent (60%) of the value of Eligible Inventory; minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment other than the Bank Products Reserve; provided that the aggregate Revolving Loans advanced against Eligible Inventory shall not exceed the Maximum Inventory Loan Amount.

                  2.20 Annex A to the Credit Agreement is hereby amended by deleting each reference to "8.2" where it appears in the definition of "Final Order" and replacing it with "8.1."

                  2.21 Annex A to the Credit Agreement is hereby amended by deleting the amount "$120,000,000" in clause (o) of the definition of "Restricted Investment" and replacing it with "$170,000,000."

                  2.22 Annex A to the Credit Agreement is hereby amended by deleting the definition of "Stated Termination Date" in its entirety and replacing it with the following:

                       "Stated Termination Date" means November 15, 2006.

                  2.23 Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 1.1 attached hereto as Exhibit A.

                  Section 3 Termination of Old Commitments; New Commitments.

                  3.1 Termination of Commitments of Old Lenders. Effective upon the date of entry of the Second Amended Final Order (defined below), the Commitments of each of the signatories hereto listed as Old Lenders on the signature pages hereto (the "Old Lenders") shall be terminated, the Notes issued to the Old Lenders prior to the date hereof shall be cancelled, and the Old Lenders shall no longer constitute "Lenders" under the Credit Agreement. Promptly after entry of the Second Amended Final Order, each Old Lender shall return its Note to the Agent marked "cancelled."

                  3.2 Commitments of New Lenders. Effective upon the date of entry of the Second Amended Final Order, each of the signatories hereto listed as New Lenders on the signature pages hereto (the "New Lenders") shall become "Lenders" under the Credit Agreement and have the Commitments listed on Exhibit A hereto.

                  Section 4 Effectiveness. This Agreement shall become effective at the time that all of the following conditions precedent have been met as determined by each of the New Lenders in its sole discretion (and certified by each of the New Lenders to Borrowers in writing):

                  4.1 Agreement. Executed signature pages for this Agreement signed by the Agent, the Old Lenders, the New Lenders and the Borrower Representative shall have been delivered to the Agent.

                  4.2 Notes. Executed Amended and Restated Notes signed by all of the Borrowers in favor of each New Lender shall have been delivered to the Agent.

                  4.3 Representations. The representations and warranties contained in the Credit Agreement and this Agreement shall be true and correct in all material respects on and as of the date of effectiveness of this Agreement as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrower Representative that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty.

                  4.4 No Default. After giving effect to this Agreement, no Event of Default or Default shall exist on the date of effectiveness hereof.

                  4.5 No Material Adverse Effect. As of the date of effectiveness of this Agreement, no event shall have occurred and be continuing which would reasonably be expected to have a Material Adverse Effect.

                  4.6 Court Approval. The Bankruptcy Court shall have entered a Second Amended Final Order approving the Credit Agreement as amended by this Agreement in the form attached hereto as Exhibit B (the "Second Amended Final Order") or such other form agreed by Borrower Representative and Agent.

                  4.7 Amendment Fee. The Borrowers shall have paid to Agent, for the benefit of New Lenders, an amendment fee of $375,000.

                  Section 5 Representations and Warranties of the Borrowers. To induce the Agent, the Old Lenders and the New Lenders to execute and deliver this Agreement, the Borrower Representative, on behalf of the Borrowers, represents and warrants that:

                  5.1 The execution, delivery and performance by the Borrower Representative of this Agreement has been duly authorized and this Agreement constitutes the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms and the terms of the Second Amended Final Order.

                  5.2 No Default or Event of Default has occurred and is continuing as of the date hereof.

                  5.3 Neither the execution, delivery or performance of this Agreement does or shall contravene, result in a breach of, or violate (i) any provision of any Borrower's corporate charter or bylaws or other governing documents, (ii) any material law or regulation, or any order or decree of any court or government instrumentality, including without limitation the Second Amended Final Order or (iii) any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower is a party or by which any Borrower or any of its property is bound.

                  Section 6 Miscellaneous

                  6.1 Reaffirmation. Except as expressly set forth herein, this Agreement shall not be deemed to waive or modify any provision of the Credit Agreement or any other Loan Document, and the Credit Agreement and other Loan Documents are hereby reaffirmed.

                  6.2 Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Agent, the Lenders and the Borrowers and their respective successors and assigns.

                  6.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

                  6.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS, AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS.

                  6.5 No Waiver. No waiver, and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party purportedly making such waiver.

                  6.6 Counterparts. This Agreement may be delivered by facsimile and executed in one or more counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which counterparts taken together shall constitute but one and the same Agreement.

                  6.7 Titles. Paragraph and subparagraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

                  6.8 Acknowledgment. The Borrower Representative, on behalf of the Borrowers, affirms and acknowledges that this Agreement constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise specify.

                           [signature pages follow]

                  IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

                        OWENS CORNING, as Borrower Representative


                        By:
                           ----------------------------------------------------
                        Title:
                              -------------------------------------------------


                        By:
                           ----------------------------------------------------
                        Title:
                              -------------------------------------------------


                        BANK OF AMERICA, N.A., as Agent


                        By:
                           ----------------------------------------------------
                        Title:
                              -------------------------------------------------


                        BANK OF AMERICA, N.A, as a New Lender


                        By:
                           ----------------------------------------------------
                        Title:
                              -------------------------------------------------


                        CITICORP USA, INC., as a New Lender


                        By:
                           ----------------------------------------------------
                        Title:
                              -------------------------------------------------


                        DEUTSCHE BANK TRUST COMPANY AMERICAS, as a New Lender


                        By:
                           ----------------------------------------------------
                        Title:
                              -------------------------------------------------


                        MERRILL LYNCH BANK USA, as a New Lender


                        By:
                              -------------------------------------------------
                        Title:
                              -------------------------------------------------


                        BANK OF AMERICA, N.A., as an Old Lender


                        By:
                              -------------------------------------------------
                        Title:
                              -------------------------------------------------


                        GENERAL ELECTRIC CAPITAL CORPORATION, as an Old Lender


                        By:
                              -------------------------------------------------
                        Title:
                              -------------------------------------------------


                        TRANSAMERICA BUSINESS CREDIT CORP., as an Old Lender


                        By:
                              -------------------------------------------------
                        Title:
                              -------------------------------------------------


                        THE CIT GROUP / BUSINESS CREDIT INC., as an Old Lender


                        By:
                              -------------------------------------------------
                        Title:
                              -------------------------------------------------


                        CONGRESS FINANCIAL CORPORATION, as an Old Lender


                        By:
                              -------------------------------------------------
                        Title:
                              -------------------------------------------------


                       AM SOUTH CORP., as an Old Lender


                        By:
                              -------------------------------------------------
                        Title:
                              -------------------------------------------------

                                   EXHIBIT A
                                   ---------



                             Amended Schedule 1.1

                                 SCHEDULE 1.1
                                 ------------



                                  COMMITMENTS
                                  -----------

                                        Revolving Loan
                  Lender                   Commitment         Pro Rata Share
                  ------                --------------        --------------
                                                                (3 decimals)
Bank of America, N.A.                      $75,000,000              30%
Citicorp USA, Inc.                         $75,000,000              30%
Deutsche Bank Trust Company Americas       $50,000,000              20%
Merrill Lynch Bank USA                     $50,000,000              20%

                                   EXHIBIT B
                                   ---------

                                    OMITTED